UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2008

HILL-ROM HOLDINGS, INC.
 (Exact name of registrant as specified in its charter)

Indiana	1-6651	35-1160484
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1069 State Route 46 East Batesville, Indiana	47006-8835
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (812) 934-7777

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Note Regarding Forward Looking Statements

Certain statements in this report contain forward looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, regarding the future plans, objectives, beliefs, expectations, representations and projections of Hill-Rom Holdings, Inc. (the “Company”). The Company has tried, wherever possible, to identify these forward looking statements using words such as “intend,” “anticipate,” “believe,” “plan,” “encourage,” “expect,” “may,” “goal,” “become,” “pursue,” “estimate,” “strategy,” “will,” “projection,” “forecast,” “continue,” “accelerate,” “promise,” “increase,” “higher,” “lower,” “reduce,” “improve,” “expand,” “progress,” “potential” or the negative of those terms or other variations of them or by comparable terminology. The absence of such terms, however, does not mean that the statement is not forward looking. It is important to note that forward looking statements are not guarantees of future performance, and actual results could differ materially from those set forth in any forward looking statements. Factors that could cause the Company’s actual results to differ from forward looking statements include but are not limited to: the Company’s dependence on its relationships with several large group purchasing organizations, whether the Company’s new products are successful in the marketplace, changes in customers’ Medicare reimbursements, collections of accounts receivable, compliance with FDA regulations, antitrust litigation, potential exposure to product liability or other claims, failure of the Company’s announced strategic initiatives and restructuring and realignment activities to achieve expected growth, efficiencies or cost reductions, disruptions in the Company’s business or other adverse consequences resulting from the spin-off of the funeral service business, failure to realize the anticipated benefits of the spin-off, failure of the Company to execute its acquisition and business alliance strategy through the consummation and successful integration of acquisitions or entry into joint ventures or other business alliances, increased costs or unavailability of raw materials, labor disruptions, the ability to retain executive officers and other key personnel, and certain tax-related matters. For a more in depth discussion of these and other factors that could cause the Company’s actual results to differ from those contained in forward looking statements, see the discussions under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the period ended September 30, 2007, its Current Report on Form 8-K filed on March 17, 2008, and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, which were previously filed with the Securities and Exchange Commission. The Company assumes no obligation to update or revise any forward looking statements.

Item 2.05. Costs Associated with Exit or Disposal Activities

Item 2.06. Material Impairments.

On September 30, 2008, the Board of Directors of the Company approved a management-recommended plan to restore growth and improve the profitability of the Company’s medical equipment management services business (“MEMS”), which is engaged in the management, delivery, pick-up and maintenance of peak need moveable medical equipment. Implementation of the plan will include a more strategic focus on customers, a limited rationalization in the current service center footprint to align and consolidate resources and better serve our customers and the rationalization and disposal of select assets and asset groups.

As a result of the plan, the Company estimates it will incur a pre-tax charge of approximately $13 million to $15 million in the fourth quarter of fiscal 2008. This charge will consist of cash expenditures of less than $1 million for lease termination and severance costs, with the remaining amount representing non-cash charges for the impairment of select moveable medical equipment to be rationalized and sold or abandoned as part of this action. These actions are expected to provide savings of approximately $4 million to $5 million per year following implementation. The Company will initiate its plan immediately and anticipates that the plan will be completed before the end of fiscal 2009.

Further details of this action were more fully described in the press release filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.01. Regulation FD Disclosure.

          On October 6, 2008, the Company announced its financial guidance for the 2009 fiscal year. This announcement is more fully described in the press release filed as Exhibit 99.1 to this Current Report on Form 8-K. The contents of such Exhibit are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

 (d) Exhibits.

Exhibit Number	Description

99.1	Press release dated October 6, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILL-ROM HOLDINGS, INC.

DATE: October 6, 2008

BY: /S/ Gregory N. Miller
Gregory N. Miller
Senior Vice President and
Chief Financial Officer

DATE: October 6, 2008

BY: /S/ Richard G. Keller
Richard G. Keller
Vice President – Controller and
Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated October 6, 2008